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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Rubio's Restaurants, Inc. on Form S-8 of our report dated February 15, 2001, appearing in the Annual Report on Form 10-K of Rubio's Restaurants, Inc. for the year ended December 31, 2000.


DELOITTE & TOUCHE LLP

San Diego, California
March 13, 2002